UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2018

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37584	26-0344657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10026 West San Juan Way Littleton, CO	80127
(Address of Principal Executive Offices)	(Zip Code)

(303) 973-9311

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John D. Lowe as Chief Financial Officer

On June 13, 2018, the Board of Directors (the “Board”) of CPI Card Group Inc. (“CPI” or the “Company”) appointed John D. Lowe to succeed Lillian Etzkorn as the Company’s Chief Financial Officer (“CFO”), upon the transition of the CFO responsibilities in connection with Ms. Etzkorn’s departure from the Company in July 2018.  Prior to assuming the role of CFO, Mr. Lowe will serve as an advisor to the Company’s Chief Executive Officer. As the Company previously reported, Ms. Etzkorn accepted a senior leadership position nearer to her home in Michigan and will remain with the Company to transition her responsibilities.

Prior to joining CPI, Mr. Lowe, 41, was the Senior Vice President and CFO of SquareTwo Financial Corporation, a Denver-based financial services company, from August 2014 until June 2017. Prior to August 2014, Mr. Lowe held various leadership roles at SquareTwo Financial Corporation, including serving as Treasurer, Vice President of Finance, Vice President of External Reporting and Director of Technical Accounting. Mr. Lowe’s employment with SquareTwo Financial commenced in 2009.

Mr. Lowe holds a Bachelor of Science degree in both Accounting and Finance from the Virginia Polytechnic Institute and State University and is a Certified Public Accountant in the State of Colorado. Mr. Lowe is also a Chartered Financial Analyst.

Mr. Lowe does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen to become a director or executive officer of the Company, and there are no applicable transactions that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Lowe’s appointment as CFO, Mr. Lowe accepted an offer letter on June 7, 2017 (the “Offer Letter”), pursuant to which Mr. Lowe will receive an annual base salary of $325,000. Mr. Lowe will also be entitled to a sign-on cash bonus of $200,000, payable in two installments of $80,000 and $120,000 on December 31, 2018 and on or about the two year work anniversary from when he transitions to be our CFO, respectively. Mr. Lowe will forfeit any unpaid amounts of his sign-on cash bonus if he terminates his employment with the Company prior to the payment of an installment. Mr. Lowe will also be eligible for an annual bonus under the Company’s Short-Term Incentive Plan (“STIP”), and will have a STIP target opportunity of 50%. STIP bonuses are based on individual and Company performance results and requires recipients to be continuously employed through the date of the payout. For the 2018 bonus plan year, Mr. Lowe’s bonus will be based on a pro rata calculation from his start date and will be guaranteed at 100% payout. Subject to approval by the Compensation Committee of the Board, the Company intends to grant Mr. Lowe 75,000 stock options in connection with his appointment. Mr. Lowe will be entitled to other benefits generally available to other executive officers of the Company.

Item 7.01 Regulation FD Disclosure.

On June 13, 2018, the Company issued a press release announcing the appointment of Mr. Lowe. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is being filed herewith:

Exhibit	Description
99.1	Press Release dated June 13, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CPI CARD GROUP INC.

Date: June 13, 2018	By:	/s/ Sarah J. Kilgore
Name: Sarah J. Kilgore
Title: Chief Legal and Compliance Officer